UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 21, 2022 (November 15, 2022)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Form 12b-25 filed by New England Realty Associates Limited Partnership (the "Partnership") with the Securities and Exchange Commission (the “SEC”) on November 10, 2022, the Company was unable to timely file the Partnership’s Form 10-Q for the period ended September 30, 2022 (the “Delayed Report”). On November 15, 2022, New England Realty Associates Limited Partnership (the "Partnership") received a notification letter from the Corporate Compliance Department of the NYSE American Exchange (the “NYSE American”) indicating that as of November 15, 2022, the Partnership is not in compliance with the NYSE American’s standards for continued listing of the Partnership’s Depositary Receipts on the NYSE American as set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The Company failed to timely file (the “Filing Delinquency”) the Delayed Report. The NYSE American notification letter has no immediate effect on the listing or trading of the Partnership’s Depositary Receipts on the NYSE American, nor will it have any effect on the Partnership's financial condition or results of operations.  The Filing Delinquency is the result of a cybersecurity incident involving ransomware that involved The Hamilton Company, Inc. (“Hamilton”). Hamilton has been engaged by NewReal, Inc., the general partner of New England Realty Associates Limited Partnership (the “Company”) to perform general management functions for the Company’s properties in exchange for management fees. This incident was previously reported in the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2022. The Filing Delinquency will be cured via the filing of the Delayed Report.

Pursuant to the Section 1007 of the Company Guide, NYSE Regulation staff will review the Company periodically for the status of the Delayed Report and any other delayed filings. If the Company does not complete its Delayed Filing and any subsequently delayed filings with the SEC by the end of the six-month cure period on May 15, 2023, the NYSE American, acting in its sole discretion, may extend the cure period for an additional six months. If the Filing Delinquency and any subsequent filing delinquencies are not cured by the end of the cure period, including any extension, Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide. The Company expects to file the Delayed Report prior to the expiration of the initial six-month cure period.

A copy of the Partnership’s press release announcing receipt of the notification letter from the Corporate Compliance Department of the NYSE American, as required by Section 402 of the Company Guide, is filed herewith as Exhibit 99.1.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to the occurrence of many events outside the Company’s control. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s expectations regarding its ability to contain the impacts of the ransomware incident and implement business continuity plans; and the Company’s ability to continue ongoing operations and safeguard the integrity of its information technology infrastructure, data and customer information. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Factors that could cause actual results to differ materially from those expressed or implied include the ongoing assessment of the ransomware incident, legal, reputational and financial risks resulting from this and/or additional cybersecurity incidents, the effectiveness of business continuity plans during the ransomware incident, and the other risks and uncertainties further described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s other reports filed with or furnished to the United States Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. These forward-looking statements speak only as of the date of this report or as of the date to which they refer, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

No.	Exhibit

99.1	Press Release of New England Realty Associates Limited Partnership dated November 21, 2022.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Jameson Brown
Jameson Brown, its Treasurer

Date November 21, 2022

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release of New England Realty Associates Limited Partnership dated November 21, 2022.

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